SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2004

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated April 14, 2004.

Item 9. Regulation FD Disclosure

On April 14, 2004, the Company announced that it intends to release its first quarter 2004 earnings on Tuesday, May 4, 2004. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: April 14, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 April 14, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. to Release First Quarter 2004 Earnings and Host Quarterly Conference Call.

GLENDALE, California - PS Business Parks, Inc. (AMEX: PSB), announced today that it intends to release its first quarter 2004 earnings on Tuesday, May 4, 2004.

A conference call is scheduled for Wednesday, May 5, 2004, at 10:00 A.M. (PST) to discuss the first quarter results. The toll free number is 1-800-399-4409; the conference ID is 6792922. A replay of the conference call will be available through May 12, 2004 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust specializing in the ownership, management, acquisition, development and redevelopment of business parks containing principally office “flex” space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse under one roof). As of December 31, 2003, PSB owns approximately 18.3 million net rentable square feet with approximately 3,700 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Florida (3,352,000 sq. ft.), Texas (2,995,000 sq. ft.), Oregon (1,941,000 sq. ft.),Virginia (2,625,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.